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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of NCS HealthCare, Inc. pertaining to the registration of 1,200,000 shares of its Class A Common Stock for the NCS Healthcare, Inc. 1998 Performance Plan of our report dated August 6, 1998, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in its Annual Report (Form 10-K/A) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP


Cleveland, Ohio
January 13, 1999